UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

MOJO ORGANICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Hudson Street, 21st Floor, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

(201) 633-6519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2013, Mojo Organics, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware an amendment to the certificate of incorporation of the Company (“Certificate of Amendment”) to effectuate a one-for-ten reverse stock split of the issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), of the Company.  The Certificate of Amendment did not reduce the number of authorized shares of Common Stock (which will remain at 190,000,000) and did not change the par value of Common Stock (which will remain at $0.001 per share).

The Company’s Common Stock will trade on a split-adjusted basis when the markets open on April 2, 2013.  The new symbol on this date will be MOJOD, which will revert back to MOJO after 20 business days. The exchange of stock certificates shall take place in the ordinary course of trading as certificates are returned for transfer. Each pre-split certificate representing shares of common stock will, until exchanged in the ordinary course of trading, be deemed for all corporate purposes following the effective date to evidence ownership of the Company's Common Stock in the proportionately reduced number.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On March 29, 2013, the Company held a special meeting of its stockholders (the “Meeting”) for the following purposes (1) to approve the amendment to the certificate of incorporation to effect the one-for-ten reverse stock split described in Item 5.03 above; and, (2) to approve the Company’s 2012 Long-Term Incentive Equity Plan, which would provide the Company with the ability to issue stock options, stock appreciation rights, restricted stock and/or other stock-based awards for up to an aggregate of 20,500,000 shares of Common Stock (2,050,000 giving effect to the aforementioned split).  The record date for the Meeting was March 8, 2013.

As of the record date, there were 84,188,022 shares of  Common Stock issued, outstanding and entitled to one vote per share of Common Stock.  There were also 93,125 shares of Series A Preferred Stock, par value $0.001 (“Preferred Stock”), issued, outstanding and entitled to one vote for each share of Common Stock underlying the Preferred Stock.  Each share of Preferred Stock pre-split is convertible into that number of shares of Common Stock determined by dividing $4.00 by the current conversion price of $0.04, or 100 shares of Common Stock).  Accordingly, Preferred Stock holders were entitled to 9,312,500 votes.

The Company’s stockholders approved the amendment to the Company’s certificate of incorporation to effectuate a one-for-ten reverse stock split of the issued and outstanding shares of Common Stock of the Company. The vote was as follows:

For	Against	Abstain
55,300,044	313,365	2,000

The Company’s stockholders approved the Company’s 2012 Long-Term Incentive Equity Plan. The vote was as follows:

For	Against	Abstain
55,565,819	47,590	2,000

Item 9.01.   Financial Statements and Exhibits.

3.1	Certificate of Amendment of the Certificate of Incorporation of Mojo Organics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013	MOJO ORGANICS, INC.

	By:	/s/ Glenn Simpson
Name: Glenn Simpson
Title: Chief Executive Officer